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                                                                     EXHIBIT 5.1

                    [Letterhead of Hogan & Hartson L.L.P.]


                                 April 18, 2001


Board of Directors
McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, IA 52406-3177

Ladies and Gentlemen:

          We are acting as special counsel to McLeodUSA Incorporated, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to 3,500,000 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "McLeodUSA Class A Common Stock"), to shareholders of Intelispan, Inc., a Washington corporation ("Intelispan"). The Shares are being offered in connection with that certain merger (the "Merger") of Iguana Acquisition Corporation, a newly formed Washington corporation and wholly-owned subsidiary of the Company ("Merger Sub"), with and into Intelispan, as contemplated by the terms of that certain Agreement and Plan of Merger by and among the Company, Merger Sub and Intelispan, dated as of March 17, 2001 (the "Merger Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on April 16, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4.   An executed copy of the Merger Agreement.

          5.   A certificate of a certain officer of the Company, dated the date hereof, as to certain facts relating to the Company.
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          6.   Resolutions of the Board of Directors of the Company adopted at a meeting held on March 16, 2001, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance of the Shares and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) the effectiveness of the Merger under applicable law and the issuance of the Shares pursuant to the terms of the Merger Agreement and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors authorizing the issuance of the Shares and in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.